                            SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [X]
Filed by Party other than the Registrant [_]
Check the appropriate box:

  [_] Preliminary Proxy Statement
  [X] Definitive Proxy Statement
  [_] Definitive Additional Materials
  [_] Soliciting Material pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

    ----------------------------------------------------------------

                                  TENNECO INC.
                (Name of Registrant as Specified In Its Charter)

    ----------------------------------------------------------------

                                  TENNECO INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box):

[X] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(3).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

  1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------
  2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:1/

    ----------------------------------------------------------------
  4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------
- ---------
1/Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1) Amount Previously Paid: _____________________________________
    2) Form, Schedule or Registration No.: _________________________
    3) Filing Party: _______________________________________________
    4) Date Filed: _________________________________________________

TENNECO INC
                                  Tenneco Building
                                  P.O. Box 2511
                                  Houston, Texas 77252-2511
                                  (713) 757-2131

                                                  [LOGO OF TENNECO APPEARS HERE]

                                                                   April 1, 1994

To the Stockholders of Tenneco Inc.:

  The Annual Meeting of Stockholders of the Company will be held Tuesday, May 10, 1994, at 10:30 a.m. in the LaSalle Ballroom of the Doubletree Hotel, Allen Center, 400 Dallas Street, Houston, Texas. A Notice of the meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon are enclosed.

  Holders of $7.40 Cumulative Preferred Stock and Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

  A record of the Company's activities for the year 1993 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by completing, executing and returning your Proxy promptly.

                                        Very truly yours,


                                        [SIGNATURE OF DANA G. MEAD
                                              APPEARS HERE]


                                                DANA G. MEAD

                                        President and Chief Executive Officer

TENNECO INC                Tenneco Building
                           P.O. Box 2511
                           Houston, Texas 77252-2511
                           (713) 757-2131

                                                  [LOGO OF TENNECO APPEARS HERE]

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 10, 1994

  The Annual Meeting of Stockholders of Tenneco Inc. will be held in the LaSalle Ballroom of the Doubletree Hotel, Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 10, 1994, at 10:30 a.m., Houston time.

  The purposes of the meeting are:

  1. To elect four Directors for a term to expire at the 1997 Annual Meeting of Stockholders;

  2. To approve the adoption of the 1994 Tenneco Inc. Stock Ownership Plan;

  3. To approve the appointment of Arthur Andersen & Co. as independent public accountants for the year 1994;

  4. To act upon any of the proposals of the stockholders that may be introduced at the meeting as set forth in the accompanying Proxy Statement; and

  5. To act upon such other matters as may be brought before the meeting affecting the business and affairs of the Company.

  The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of $7.40 Cumulative Preferred Stock and Common Stock of record at the close of business on March 18, 1994, are entitled to vote at the meeting.

  Each stockholder who does not expect to attend the meeting is urged to complete, date and sign the enclosed Proxy and return it to the Company in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                                     KARL A. STEWART
                                                        Secretary
Houston, Texas
April 1, 1994

TENNECO INC                      Tenneco Building
                                 P.O. Box 2511
                                 Houston, Texas 77252-2511
                                 (713) 757-2131

                                                  [LOGO OF TENNECO APPEARS HERE]


                                                                   April 1, 1994

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on May 10, 1994, for the purposes set forth in the accompanying Notice of the meeting. Holders of $7.40 Cumulative Preferred Stock and Common Stock of record at the close of business on March 18, 1994, will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. Shares represented by proxies will be voted at the Annual Meeting. At March 18, 1994, there were 783,041 shares of $7.40 Cumulative Preferred Stock and 170,141,308 shares of Common Stock outstanding and entitled to vote. Except as set forth on page 7 under the caption "Other Stock Ownership," to the knowledge of the Board of Directors, no person owns beneficially more than five percent of the outstanding shares of any class of voting securities of the Company.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

  The Board of Directors presently consists of 11 members, divided into three classes. The following four nominees (Class I) are proposed to be elected at this Annual Meeting to serve for a term to expire at the 1997 Annual Meeting of Stockholders and until their successors are chosen and have qualified. The remaining seven directors will continue to serve as set forth below. The persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the nominees for directors, each of whom has been designated as such by the Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated will be voted for in the discretion of the proxy voters. Directors are elected by the affirmative vote of the holders of a majority of the shares present, in person or by Proxy, and authorized to vote on the matter.

  Brief statements setting forth the age (at April 1, 1994), the principal occupation and employment during the past five years, the year in which first elected a director and other information concerning each nominee and the remaining directors appears below.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
FOR THREE YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS (CLASS
                                       I)

                      Mark Andrews has been Chairman of Andrews Associates, Inc., a government consulting firm, since February 1987. From 1963 to 1980, he served in the U.S. House of Representatives, and from 1980 to 1986 he served in the U.S. Senate. He is also a director of Union Storage Co.

                      Mr. Andrews is 67 and has been a Director of the Company since 1987. He is a member of the Compensation and Benefits Committee and the Nominating and Management Development Committee.

                          ---------------------------

                      W. Michael Blumenthal has been a limited partner in Lazard Freres & Co., an investment banking firm, since April 1990, prior to which he was Chairman of Unisys Corporation and had been an executive officer of that company for more than five years. He is also a director of Daimler-Benz InterServices.

                      Mr. Blumenthal is 68 and has been a Director of the Company since 1985. He is a member and the Chairman of the Nomination and Management Development Committee.

                          ---------------------------

                      Belton K. Johnson is engaged in farming, ranching and investments and has pursued such interests for more than five years. He is also a director of American Telephone and Telegraph Company.

                      Mr. Johnson is 64 and has been a Director of the Company since 1979. He is a member of the Executive Committee and the Compensation and Benefits Committee.


                          ---------------------------

                      William L. Weiss has been Chairman and Chief Executive Officer of Ameritech Corporation, a telecommunications and information services company, for more than five years. Mr. Weiss is a director of Ameritech Corporation, Abbott Laboratories, Inc., Merrill Lynch & Co., Inc. and the Quaker Oats Company.

                      Mr. Weiss is 64 and has been a Director of the Company since January 1994.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
      TERM EXPIRING AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS (CLASS II)

                      M. Kathryn Eickhoff has been President of Eickhoff Economics, Inc., a consulting firm, since 1987. From 1985 to 1987 she was Associate Director for Economic Policy for the U.S. Office of Management and Budget, and prior to 1985 was Executive Vice President and Treasurer of Townsend-Greenspan & Co., Inc., an economic consulting firm. She is also a director of American Telephone and Telegraph Company, The Upjohn Company and National Westminster Bancorp.

                      Ms. Eickhoff is 54 and has been a Director of the Company since 1987 and is a member of the Executive Committee and Audit Committee. She previously served as a member of the Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985.

                          ---------------------------

                      Peter T. Flawn is a former President of The University of Texas at Austin having served in such capacity for more than five years preceding his retirement in 1985. He is also a director of Harte-Hanks Communications, Inc., Global Marine Inc., Input/Output, Inc. and Radian Corporation.

                      Dr. Flawn is 68 and has been a Director of the Company since 1980. He is a member of the Executive Committee and is a member and the Chairman of the Audit Committee.

                          ---------------------------

                      Michael H. Walsh is Chairman of the Board of Directors of the Company and served as an executive officer of the Company from 1991, when he joined the Company as President. He was elected Chief Executive Officer in January 1992 and Chairman of the Board in May 1992, and served in such capacity until February 24, 1994, when he took a medical leave of absence from the Company and resigned as Chief Executive Officer. Mr. Walsh continues to serve as Chairman of the Board on medical leave. Prior to joining the Company, Mr. Walsh served as Chairman and Chief Executive Officer of Union Pacific Railroad Company from October 1986. He is also a director of Value Health, Inc.

                      Mr. Walsh is 51 and has been a Director of the Company since 1991 and is a member of the Executive Committee.

                      John B. McCoy is Chairman and Chief Executive Officer of BANC ONE Corporation, a bank holding company, and has served in that position since 1987, prior to which he was President of that company from 1983. He is a director of Cardinal Distribution, Inc., the Federal Home Loan Mortgage Corporation, and Ameritech Corp. He also serves on the advisory council of the American Bankers Association.

                      Mr. McCoy is 50 and has been a director of the Company since March 1992. He is a member of the Compensation and Benefits Committee.

                          ---------------------------

                      Dana G. Mead is President and Chief Executive Officer of the Company and has served as an executive officer of the Company since April 1992, when he joined the Company as Chief Operating Officer. He became President on May 12, 1992 and was elected to the additional position of Chief Executive Officer of the Company on February 24, 1994. Prior to joining the Company, Mr. Mead served as an Executive Vice President of International Paper Company since 1988, and served as Senior Vice President of that company from 1981. He is also a director of Alco Standard Corporation, Baker Hughes Incorporated, Cummins Engine Company, Inc. and National Westminster Bancorp.

                      Mr. Mead is 58 and has been a Director of the Company since April 1992. He is a member and Chairman of the Executive Committee and an ex officio member of the Audit, Compensation and Benefits, and Nominating and Management Development Committees.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
      TERM EXPIRING AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS (CLASS III)

                      Henry U. Harris, Jr., is Vice Chairman Emeritus of Smith Barney Shearson Inc., an investment banking firm, and has been an executive officer of that firm for more than five years.

                      Mr. Harris is 67 and has been a Director of the Company since 1968. He is a member of the Audit Committee and the Nominating and Management Development Committee.

                      Joseph J. Sisco has been a partner of Sisco Associates, a management consulting firm, since January 1980. From 1976 until January 1980 he served as President of The American University, and, until February 1981, he was Chancellor of that University. Prior to 1976, Dr. Sisco was employed by the United States Department of State for 25 years, last serving as Under Secretary of State for Political Affairs. He is also a director of The Interpublic Group of Companies, Inc., Raytheon Company, and Braun AG.

                      Dr. Sisco is 74 and has been a Director of the Company since 1977. He is a member of the Executive Committee, the Nominating and Management Development Committee and is a member and the Chairman of the Compensation and Benefits Committee.

STOCK OWNERSHIP

MANAGEMENT

  At January 31, 1994, the number of shares of Common Stock of the Company beneficially owned by (i) each present director or nominee for director (ii) each of the executive officers whose names are set forth on the Summary Compensation Table at page 9, and (iii) all executive officers, directors and nominees for director as a group, were as follows:

                                                               SHARES OF COMMON
DIRECTORS                                                      STOCK OWNED(1)(2)
- ---------                                                      -----------------
Mark Andrews..................................................        2,774(3)
W. Michael Blumenthal.........................................        2,801
M. Kathryn Eickhoff...........................................        2,650
Peter T. Flawn................................................        3,250
Henry U. Harris, Jr...........................................       10,927
Belton K. Johnson.............................................        5,511
John B. McCoy.................................................        2,250
Dana G. Mead..................................................       64,139
Joseph J. Sisco...............................................        2,629
Michael H. Walsh..............................................      307,024(4)
William L. Weiss..............................................          250
EXECUTIVE OFFICERS
- ------------------
Theodore R. Tetzlaff(5).......................................       16,000(3)
Edward J. Campbell(6).........................................       68,068(7)
Stephen D. Chesebro'(8).......................................       53,197
All executive officers and directors or nominees as a group...      900,170(9)

                                                   (See notes on following page)

- ---------
(1) Each director or nominee and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as set forth in note (2) below) set forth in this column, except for (i) shares which are held in trust for each director and executive officer under the Company's restricted stock plans, (ii) shares which Mr. Walsh has the right to acquire pursuant to options granted in connection with his employment agreement, and (iii) shares to which Mr. Campbell and other executive officers of the Company have the right to acquire pursuant to the Company's 1981 Tenneco Inc. Key Employee Stock Option Plan.
    The percent of the class of Common Stock owned by each director or nominee and by all executive officers and directors as a group was less than one percent. Also, at January 31, 1994, executive officers and directors of the Company as a group owned 3,400 shares, (less than one percent) of the outstanding shares of $2.80 Depositary Shares (each representing one-half of a share of Series A Cumulative Preferred Stock) of the Company.
(2) Includes shares which are held in trust under the Company's restricted stock plans; at January 31, 1994, Messrs. Walsh, Mead, Tetzlaff, Campbell and Chesebro' held 34,000; 24,500; 15,000; 19,240; and 33,825 restricted shares, respectively, under the Tenneco Inc. Key Employee Restricted Stock and Restricted Unit Plan or under the 1994 Tenneco Inc. Stock Ownership Plan, and Ms. Eickhoff and Messrs. Andrews, Blumenthal, Flawn, Harris, Johnson and Sisco each held 1,250 restricted shares, Mr. McCoy held 750 restricted shares and Mr. Weiss held 250 restricted shares under the Tenneco Inc. Directors Restricted Stock and Restricted Unit Program.
(3) At January 31, 1994, Messrs. Andrews and Tetzlaff were also the beneficial owner of 2,000 shares and 1,000 shares, respectively, of $2.80 Depositary Shares (each representing one-half of a share of Series A Cumulative Preferred Stock) of the Company.
(4) Includes 166,667 shares that are subject to exercisable options granted pursuant to the employment agreement with Mr. Walsh described under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements".
(5) Mr. Tetzlaff is General Counsel of the Company.
(6) Mr. Campbell was President of Case Corporation, a wholly-owned indirect subsidiary of the Company, until his retirement on March 31, 1994.
(7) Includes shares that are subject to exercisable options granted pursuant to the 1981 Tenneco Inc. Key Employee Stock Option Plan; at January 31, 1994, Mr. Campbell held such options to purchase 1,951 shares.
(8) Mr. Chesebro' is President and Chief Executive Officer of Tenneco Gas,
    Inc., a wholly-owned indirect subsidiary of the Company.
(9) Includes 173,997 shares that are subject to options that are exercisable by all executive officers and directors of the Company as a group, and includes 358,370 shares that are held in trust under the Tenneco Inc. Key Employee Restricted Stock and Restricted Unit Plan, the 1994 Tenneco Inc. Stock Ownership Plan, and the Tenneco Inc. Directors Restricted Stock and Restricted Unit Program, for all executive officers and directors of the Company as a group.

OTHER STOCK OWNERSHIP

  At January 31, 1994, the trust named below was the owner of more than five percent of the Company's Common Stock:

                                                  AMOUNT AND NATURE OF PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP OF CLASS
      ------------------------------------        -------------------- --------
LaSalle National Trust, N.A......................  9,006,603 shares*     5.3%
 Trustee for the Tenneco Inc. Stock Employee
  Compensation Trust (the "Trust")
 135 South LaSalle Street
 Chicago, IL 60603

- ---------
* The Trust holds the Company's Common Stock pursuant to a trust agreement creating the Trust in connection with the prefunding of certain obligations of the Company and its affiliates under various employee benefit plans. Both the Trust and the Trustee have disclaimed beneficial ownership of the shares of Common Stock. The Trustee has no discretion in the manner in which the Company's Common Stock held by the Trust will be voted. The trust agreement provides that participants in the Tenneco Inc. Thrift Plan (the "Thrift Plan") will, in effect, determine the manner in which shares of the Company's Common Stock held in the Trust are voted. Participants in the Thrift Plan will direct the voting of shares of Common Stock held in their accounts under that plan. The Trustee, upon certification from the trustee of the Thrift Plan, will vote the Common Stock held in the Trust in the same manner as participants directed the voting of the shares of Common Stock in the Thrift Plan. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person, including the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During 1993, the Board of Directors held nine meetings, and each director attended more than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board on which the director served.

  There are four standing committees of the Board of Directors, which have the following described responsibilities and authority.

  The Audit Committee has the responsibility, among other things, to (i) recommend the selection of the Company's independent public accountants, (ii) review and approve the scope of the independent public accountants' audit activity and extent of non-audit services, (iii) review with management and such independent public accountants the adequacy of the Company's basic accounting system and the effectiveness of the Company's internal audit plan and activities, (iv) review with management and the independent public accountants the Company's certified financial statements and exercise general oversight of the Company's financial reporting process and (v) review with the Company litigation and other legal matters that may affect the Company's financial condition and monitor compliance with the Company's business ethics and other policies. Six meetings of the Audit Committee were held in 1993.

  The Compensation and Benefits Committee has the responsibility, among other things, to (i) establish the salary rate of officers and employees of the Company and its subsidiaries, (ii) examine periodically the compensation structure of the Company and (iii) supervise the welfare and pension plans and compensation plans of the Company. Five meetings of the Compensation and Benefits Committee were held in 1993.

  The Executive Committee has, during the interval between the meetings of the Board of Directors, the authority to exercise all the powers of the Board that may be delegated legally to it by the Board in the management and direction of the business and affairs of the Company. No meetings of the Executive Committee were held in 1993.

  The Nominating and Management Development Committee has the responsibility, among other things, to (i) review possible candidates for members of the Board of Directors and recommend a slate of nominees for election as directors at the Company's annual stockholders' meeting, (ii) review the function and composition of the other committees of the Board of Directors and recommend membership on such committees and (iii) review the qualifications and recommend candidates for election as officers of the Company. Three meetings of the Nominating and Management Development Committee were held in 1993.

  A stockholder of the Company may nominate persons for election to the Board of the Company if the stockholder submits such nomination, together with certain related information required by the Company's By-Laws, in writing to the Secretary of the Company not less than fifty days nor more than seventy-five days prior to the date of any annual meeting of stockholders.

EXECUTIVE COMPENSATION

  The following table sets forth the remuneration paid by the Company (i) to the Chairman of the Board and Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers of the Company whose salary and bonus exceeded $100,000, for the years indicated, was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                 ANNUAL COMPENSATION             COMPENSATION
                         ------------------------------------ -------------------
                                                      OTHER
                                                     ANNUAL   RESTRICTED          ALL OTHER
  NAME AND PRINCIPLE                                 COMPEN-    STOCK    OPTIONS/  COMPEN-
       POSITION          YEAR SALARY(1)    BONUS    SATION(2) AWARDS(3)    SARS   SATION(4)
  ------------------     ---- ---------- ---------- --------- ---------- -------- ----------
Michael H. Walsh(5)      1993 $1,005,006 $1,000,000 $ 10,472  $  815,938  25,000  $  122,655
 Chairman and Chief      1992 $  903,272 $1,600,000 $212,910  $1,990,650      --  $  119,740
 Executive Officer       1991 $  300,000         --    (6)    $4,262,500 250,000     (6)
Dana G. Mead(7)          1993 $  664,839 $  700,000 $ 60,007  $  582,813  50,000  $   93,979
 President and Chief     1992 $  455,208 $  600,000 $401,783  $2,110,625      --  $1,529,122
 Operating Officer
Theodore R. Tetzlaff(8)  1993 $  350,000 $  250,000       --  $  243,440      --          --
 General Counsel         1992 $  250,000         --       --          --      --          --
Edward J. Campbell(9)    1993 $  461,951 $  310,000 $  6,980          --      --  $   69,620
 President of            1992 $  439,467 $  310,000 $  6,426  $  396,875      --  $   56,287
 Case Corporation        1991 $  374,925 $  157,372    (6)    $  221,325      --     (6)
S. D. Chesebro'          1993 $  423,006 $  300,000 $    537  $  279,750      --  $   60,945
 President and Chief     1992 $  376,070 $  415,000 $ 75,095  $  854,889      --  $   52,088
 Operating Officer of    1991 $  308,269 $  100,000    (6)    $  277,875      --     (6)
 Tenneco Gas Inc.

- --------
(1) Includes base salary plus amounts paid in lieu of Company matching contributions to the Thrift Plan.
(2) Includes amounts attributable to (i) the value of personal benefits provided by the Company to its executive officers, which have an aggregate value in excess of $50,000, such as the personal use of Company owned property, membership dues, assistance provided to such persons with regard to financial, tax and estate planning, (ii) reimbursement for taxes and
    (iii) above-market rate of earnings on deferred income. The amount of each such personal benefit that exceeds 25% of the estimated value of the total personal benefits provided by the Company to the individuals named in the table was as follows: During 1993: $34,832 for use of Company owned property and $19,950 for financial planning services for Mr. Mead; $6,980 and $537 for reimbursement for taxes for Messrs. Campbell and Chesebro',

                                             (Notes continued on following page)
    respectively; and During 1992: $102,431 and $319,643 in relocation expenses for Messrs. Walsh and Mead, respectively; and $30,029 for use of Company owned property and $16,355 for reimbursement for taxes for Mr. Chesebro'.
(3) Includes the dollar value of grants of restricted stock and restricted units made pursuant to the Company's benefit plans based on the price of the Company's Common Stock on the date of grant. At December 31, 1993, Messrs. Walsh, Mead, Tetzlaff, Campbell and Chesebro' held 17,500; 12,500; 5,000; 19,240; and 29,325 shares, respectively, under such plans. The value at December 31, 1993 (based on a per share price of $52.625 on that date) of all restricted shares held was $920,938 for Mr. Walsh; $657,813 for Mr. Mead; $263,125 for Mr. Tetzlaff; $1,012,505 for Mr. Campbell; and
    $1,543,228 for Mr. Chesebro'. Dividends will be paid on the restricted shares held by each individual.
(4) Includes amounts attributable during 1993 to benefit plans of the Company as follows:
    (a) The amounts contributed pursuant to the Thrift Plan for the account of Messrs. Walsh, Campbell and Chesebro', respectively, was $8,994, and for Mr. Mead was $4,660.
    (b) The amounts accrued under the Deferred Compensation Plan, together with adjustments based upon changes in the Consumer Price Index for All Urban Households, as computed by the Bureau of Labor Statistics, for Messrs. Walsh, Mead, Campbell, and Chesebro' were $105,576; $63,346; $35,456; and $37,252, respectively.
    (c) Amounts imputed as income for federal income tax purposes under the Company's group life insurance plan for Messrs. Walsh, Mead, Campbell, and Chesebro' were $8,084; $25,973; $25,170; and $14,699, respectively.
(5) Mr. Walsh served as Chairman and Chief Executive Officer of the Company during 1993 and resigned as Chief Executive Officer on February 24, 1994.
(6) Under applicable transition rules of the Securities and Exchange
    Commission, amounts for 1991 are not included.
(7) Mr. Mead joined the Company in April 1992 and served as President and Chief Operating Officer during 1993 and on February 24, 1994 he was elected to the additional position of Chief Executive Officer.
(8) Mr. Tetzlaff has served as General Counsel of the Company since July 1992, and is a partner in the law firm of Jenner & Block (see additional information under the heading "Transactions with Management and Others").
(9) Mr. Campbell served as President of Case Corporation, a wholly-owned indirect subsidiary of the Company, from January 1992, through March 31, 1994, when he retired, prior to which time, Mr. Campbell served as President and Chief Executive Officer of Newport News Shipbuilding and Dry Dock Company, also a wholly-owned indirect subsidiary of the Company.

                                ---------------

  The following table sets forth the number of stock options that were granted during 1993 to the persons named in the Summary Compensation Table.

                             OPTION GRANTS IN 1993

                                             INDIVIDUAL GRANTS
                           -----------------------------------------------------
                                     % OF
                                     TOTAL
                                    OPTIONS
                           OPTIONS  GRANTED                              GRANT
                           GRANTED    TO     EXERCISE                     DATE
                           (NO. OF EMPLOYEES  OR BASE                   PRESENT
                           SHARES) IN FISCAL PRICE(4)     EXPIRATION     VALUE
           NAME            (1)(2)   YEAR(3)  PER SHARE       DATE         (5)
           ----            ------- --------- --------- ---------------- --------
Michael H. Walsh.......... 25,000      33%    $48.688  December 8, 2003 $406,750
Dana G. Mead.............. 50,000      67%    $48.688  December 8, 2003 $813,500

- ---------
(1) The options reported in this column and in the Summary Compensation Table consist of Non-Qualified Options granted under the 1994 Tenneco Inc. Stock Ownership Plan, subject to stockholder approval of the plan at this 1994 Annual Meeting. The options will become exercisable at the rate of one-third per year on December 8 of 1994, 1995, and 1996, respectively.
(2) These options provide that a grantee who delivers shares of Common Stock to pay the option exercise price will be granted, upon such delivery and without further action by the Company, an additional option to purchase the number of shares so delivered. These "reload" options are granted at 100% of the fair market value (as defined in the plan) on the date they are granted, they become exercisable six months from that date and expire coincident with the options they replace. Grantees are limited to 10 reload options and the automatic grant of such reload options is limited to twice during any one calendar year.
(3) Based on total 1993 grants of 75,000 options.
(4) All options were granted at 100% of the fair market value on the date of grant.
(5) In accordance with the rules of the Securities and Exchange Commission, this column illustrates the gains that may exist for the respective options over a ten year period using the Black-Scholes option pricing model. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the stock over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black-Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The Grant Date Present Value set out in this column is based on the following assumptions: (a) a ten-year option term with all options being exercised by the eighth year; (b) options becoming exercisable at the rate of 33 1/3% per year from the date of grant; (c) 0.333 expected future annual stock volatility; (d) a 5.6% expected rate of return during the option term; and (e) a 2.97% expected dividend yield.

  The following table sets forth the number of stock options and related stock appreciation rights ("SARs") that were exercised during 1993 and the number and value of unexercised stock options and related SARs held, as of December 31, 1993, by the persons named in the Summary Compensation Table.

                  AGGREGATED OPTION/SAR EXERCISES IN 1993 AND
                              1993 YEAR-END VALUES

                                                TOTAL NO. OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                     OPTIONS HELD AT       THE-MONEY OPTIONS HELD AT
                           SHARES                   DECEMBER 31, 1993        DECEMBER 31, 1993(1)
                         ACQUIRED ON  VALUE     -------------------------- -------------------------
          NAME            EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- --------   -----------  ------------- ----------- -------------
Michael H. Walsh........      --          --      166,667       108,333(2) $2,697,839   $1,447,336
Dana G. Mead............      --          --           --        50,000(2)         --   $  196,850
Edward J. Campbell......      --          --        1,951(3)         --    $   22,599           --
Stephen D. Chesebro'....      65(4)   $6,329(4)        --            --            --           --

- ---------
Notes:
(1) Based on the fair market value of $52.625.
(2) Includes Options granted under the 1994 Tenneco Inc. Stock Ownership Plan, subject to stockholder approval of the plan at this 1994 Annual Meeting, to Messrs. Walsh and Mead for 25,000 Options and 50,000 Options, respectively.
(3) Exercisable Options and SARs.
(4) Shares acquired and value realized on the exercise of SARs.

                                ----------------

  The following table sets forth the aggregate estimated annual benefits payable upon normal retirement pursuant to the Company's Retirement Plan, Benefit Equalization Plan and Supplemental Executive Retirement Plan to persons in specified remuneration and years of credited participation classifications.
                              PENSION PLAN TABLE

                             YEARS OF CREDITED PARTICIPATION
                 --------------------------------------------------------------------
REMUNERATION        15             20             25             30             35
- ------------     --------       --------       --------       --------       --------
 $  350,000      $ 82,500       $110,000       $137,500       $165,000       $192,500
    400,000        94,300        125,700        157,100        188,600        220,000
    450,000       106,100        141,400        176,800        212,100        247,500
    500,000       117,900        157,100        196,400        235,700        275,000
    550,000       129,600        172,900        216,100        259,300        302,500
    600,000       141,400        188,600        235,700        282,900        330,000
    650,000       153,200        204,300        255,400        306,400        357,500
    700,000       165,000        220,000        275,000        330,000        385,000
    750,000       176,800        235,700        294,600        353,600        412,500
    800,000       188,600        251,400        314,300        377,100        440,000
    850,000       200,400        267,100        333,900        400,700        467,500
    900,000       212,100        282,900        353,600        424,300        495,000
    950,000       223,900        298,600        373,200        447,900        522,500
  1,000,000       235,700        314,300        392,900        471,400        550,000
  1,100,000       259,300        345,700        432,100        518,600        605,000
  1,200,000       282,900        377,100        471,400        565,700        660,000
  1,300,000       306,400        408,600        510,700        612,900        715,000
  1,400,000       330,000        440,000        550,000        660,000        770,000
  1,500,000       353,600        471,400        589,300        707,100        825,000

- ---------
Notes:
 1. The benefits set forth above are computed as a straight life annuity and are based on years of credited participation in the Retirement Plan and the employee's average base salary during the final five years of credited participation in the Plan; such benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation under the Retirement Plan for Messrs. Walsh, Mead, Campbell, and Chesebro', are 2.8, 1, 26, and 28 years, respectively (See: Note 2 below for additional information relating to Messrs. Walsh and Mead; and the "Summary Compensation Table" on page 9 for salary and bonus information for Messrs. Walsh, Mead, Campbell, and Chesebro').
 2. Pursuant to employment agreements with Messrs. Walsh and Mead described under the heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements", the Company has agreed to pay Messrs. Walsh and Mead such supplemental payments (in addition to any benefits payable under the Company's qualified and nonqualified pension plans) as may be necessary to make each person's total payments equal to the amount each would have received had he continued to be covered under pension plans maintained by his former employer (based on his actual service with the Company plus 13 and 14 years, respectively, of credited service with each person's former employer, and on the compensation received from the Company as salary and bonuses).
                               ---------------

COMPENSATION OF DIRECTORS

  Directors who are also officers of the Company or its subsidiaries do not receive additional directors' fees or amounts for committee participation. All other directors annually are each paid a director's fee of $20,000 per annum and receive 250 restricted shares of the Company's Common Stock, discussed below, and are paid an attendance fee of $1,500 plus expenses for each meeting of the Board of Directors attended (including any executive session of the Board). Each director who serves as a Chairman of the Audit, Compensation and Benefits or Nominating and Management Development Committees of the Board of Directors is paid an additional fee of $5,000 per Chairmanship, and directors who serve as members of such committees are paid an additional fee of $3,000 per committee membership. Members of the Executive Committee receive an additional $1,500 attendance fee plus expenses for each meeting of that committee attended. Payment of all or a portion of such fees, together with interest and an adjustment based upon changes in the Consumer Price Index For All Urban Households as computed by the Bureau of Labor Statistics, may be deferred at the election of the director until the earliest of (i) the year next following the date upon which he or she ceases to be a director of the Company, (ii) the year selected by the director for commencement of payment of the deferred amount, or (iii) the director's attainment of age 74.

  Each director who is not also an officer of the Company receives annually 250 restricted shares of the Company's Common Stock. Such restricted shares may not be sold, transferred, assigned, pledged, or otherwise encumbered and are subject to forfeiture should the director cease to serve on the Board prior to the expiration of the restricted period which ends upon such director's normal retirement from the Board, unless such director is disabled, dies, or the Compensation and Benefits Committee of the Board, at its discretion, determines otherwise. During such restricted period, holders of restricted shares are entitled to vote the shares and receive dividends.

                                ----------------

  The report of the Compensation and Benefits Committee and the performance graphs that appear immediately below are not deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                                ----------------

TENNECO INC. COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

  The executive compensation philosophy, policies, plans and programs of the Company are under the supervision of the Compensation and Benefits Committee (the "Committee"), which is composed of the directors named below, none of whom is an officer or employee of the Company. The Committee has furnished the following report on executive compensation:

  Compensation Philosophy

  The basic philosophy underlying Tenneco's executive compensation policies, plans and programs is that executive and stockholder financial interests should be aligned as closely as possible, and the compensation package should be based on delivering pay in line with performance. As much emphasis should be placed on the worth of an individual's contributions as on his/her position. The cornerstone of Tenneco's program is to provide common plans for the Company and its operating divisions in terms of design, but with performance goals that are customized for each division, thereby effectively permitting each operating unit to control its own earnings opportunities.

  Accordingly, the executive compensation program for the Company's Chief Executive Officer ("CEO") and the other executives named in this proxy statement ("Named Executives"), as well as other executives of the Company, has been structured to:

  --Reinforce a results-oriented management culture with executive pay that varies according to corporate, division, and individual performance against extraordinarily aggressive goals.

  --Provide incentives, in the form of substantial long-term reward potential, for senior executives to remain employees of the Company.

  --Focus on annual and long-term business results that include growth in earnings per share as well as growth in stockholder value, divisional net income and cash flow with improvement in cost of quality, safety, risk management, effective leadership and equal employment opportunities performance.

  --Align the interests of the Company's executives and stockholders by accelerating the acquisition and encouraging the retention of Tenneco shares by those executives.

  --Extend stock acquisition programs into lower organizational levels through the use of stock options.

  --De-emphasize fixed compensation in the form of base salary and place greater emphasis on variable performance-based compensation.

  --Provide plans that are simple and easy to describe and understand.

  Based on these objectives, the executive compensation program has been designed to generate compensation from several sources--salaries, annual cash incentive awards, deferred compensation payments, long-term incentive opportunities, and other benefits typically offered to executives by major corporations.

  The Company's policy is to provide total compensation to its executives based on performance that is competitive and at market levels when financial and qualitative targets are met. Tenneco's compensation plans provide that as an executive's level of responsibility increases, (i) a greater portion of his/her potential total compensation is based on performance (both individual and corporate), and a lesser portion is comprised of salary, causing potentially greater variability in the individual's total compensation from year-to-year, and (ii) the mix of compensation for that executive shifts to a greater portion being derived from compensation plans that result in stock ownership.

  In designing and administering the components of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

  The following is a description of each of the components of the executive compensation program along with a discussion of the decisions and actions taken by the Committee with regard to 1993 compensation; there also follows a discussion regarding the CEO's compensation.

  Annual Cash Compensation Program

  An executive's annual cash compensation consists of a base salary plus amounts paid in lieu of Company matching contributions to the Thrift Plan, bonuses under the Company's Executive Incentive Compensation plan, and deferred compensation payments under the Company's deferred compensation plan. Certain senior executives may receive annual cash compensation under the 1994 Tenneco Inc. Stock Ownership Plan (the "1994 Stock Ownership Plan") described below. Each year the Committee reviews with the CEO and the senior human resources executive of the Company an annual salary plan for the Company's executives and other key management personnel (excluding the CEO) following which the Committee approves that plan with changes that the Committee deems appropriate. The salary plan that is developed is based in part on competitive market data and on assessments of past and anticipated future performance. The Committee employs competitive market data for directional and guideline purposes in combination with corporate, divisional and individual performance results. The competitive market data used by the Committee includes several of the companies comprising the Peer Group on the Performance Graph, which follows this report. However, their inclusion in this data is a function of their participation in the various nationally recognized compensation surveys in which the Company participates, rather than an alignment of companies in similar industry groups. The Committee does not target salary levels to the performance of comparable companies; however, as a matter of philosophy and policy, salary levels are structured within a range of reputable survey data for comparable companies. This range is established to permit judgments to be exercised as to the quality of earnings as well as aggregated and individual executive performance. The Committee also reviews, with the assistance of the senior human resources executive, and (subject to the employment agreement between the Company and the CEO that was entered into when the CEO joined the Company) sets the salary of the CEO based on similar information and criteria and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

  Annual performance goals (operating income, cash flow, and other qualitative objectives that have been assigned to division and individual participants) are established under the Executive Incentive Compensation Plan at the beginning of each year for purposes of determining incentive awards for that year. At the conclusion of each year, the Committee approves incentive and deferred award payments to employees based on the degree of achievement of the goals established at the beginning of that year and on judgments of individual performance. Using operating income and cash flow as a starting point, each organization receives incentive compensation funds based on judgmental considerations including the degree of difficulty in meeting targets, contribution to overall corporate performance, capital and asset management, safety performance, quality and risk management initiatives, equal employment opportunities performance, and leadership. The Committee does not place a greater value on any particular one of these considerations; rather, the performance against such goals is considered as part of the overall information considered by the Committee. The Committee makes individual awards based upon its evaluation of the individual's contribution to the overall performance results of his division. The Committee believes that the Company performed very well in relation to the goals set for 1993, as set out on pages 18 and 19.

  Effective for 1994 and subsequent years, the CEO, the Named Executives and other senior executives of the Company, its subsidiaries and divisions may receive performance units under the 1994 Stock Ownership Plan. The performance units will permit these executives to earn cash bonuses based upon the attainment of specified goals relating to earnings per share from continuing operations or shareholder returns. The performance units are discussed further below under the captions "$1 Million Tax Limitation" and "Approval of the 1994 Tenneco Inc. Stock Ownership Plan".

  Long Term Incentives--Restricted Stock Awards

  The Company's Restricted Stock plan is designed to align a significant portion of the executive compensation program with stockholder interests. Shares of restricted stock are allocated to the divisions based on operating performance and the Committee's judgment. The Committee bases its determination of the size of Restricted Stock Awards on performance of each division and the Company against a longer range set of financial, operating, and other objectives. Corporate performance defines the overall amount of shares to be awarded. Each division's performance is reviewed to determine the number of shares allocated to such division for distribution to award recipients within that division. These are adjusted on a discretionary basis, based on the quality of these results and on internal equity. The Committee believes that the Company performed very well in relation to its goals during 1993, as set out on pages 18 and 19. This plan, approved by stockholders at the Annual Stockholders Meeting held in 1988, permits the granting of restricted stock, which the recipient cannot sell or otherwise dispose of until the applicable restrictive holding period has been satisfied. For 1994 the Company is proposing the adoption of the 1994 Stock Ownership Plan that will provide the ability to grant a variety of long term awards. Awards under this plan in 1994 will include restricted stock. See the separate discussion of that plan under "Approval of the 1994 Tenneco Inc. Stock Ownership Plan" and the discussion below under "$1 Million Tax Limitation". In addition, in 1994 a plan was initiated that sets forth either stock ownership requirements or guidelines for stock ownership depending on an individual's organization level for employees of the Company and its subsidiaries.

  CEO Compensation

  To ensure the CEO's salary continues to be competitive, and to recognize the leadership he demonstrated, effective January 1, 1994, the base salary of Mr. Walsh as CEO, was increased to $1,000,000 from $975,000; on February 24, 1994, Mr. Walsh took a medical leave of absence from the Company and resigned as CEO.

  The Committee determined that the level of the Company's performance during 1993 represented a significant achievement considering the difficult economic environment in 1993. Such performance, which is summarized below, is before the 1992 restructuring charges, but after giving effect to the adoption of Financial Accounting Standards (FAS) 106 and 109 regarding accounting for post-retirement benefits other than pensions and accounting for income taxes.

  Factors considered by the Committee included the following improvements in 1993 from the results of the prior year:

  --An increase of $1.59 or 159 percent, in earnings per share from continuing operations.

  --A $329 million increase in operating income up 39 percent.

  --Implementation of the Case Corporation restructuring program in 1993 and a $342 million increase in operating income at Case to a profit of $82 million.

  --A $644 million improvement in operating cash flow from continuing operations.

  --A 30 percent increase in the Company's Common share price--over twice the increase in the Dow Jones Industrial Average and more than four times higher than the Standard & Poor's Composite Index of 500 Stocks.

  --A $3 billion increase in the market value of the Company.

  --A successful public offering of 23.5 million shares of Common Stock.

  --A $2 billion decrease in consolidated debt.

  --A reduction in the industrial debt-to-capitalization ratio (including market value of shares held in the SECT, a trust to fund Tenneco benefit plans) to 49.3 percent--the first time this ratio has been below 50 percent since 1984.

  --Company-wide quality improvement program which will enhance operating income by approximately $680 million by year-end 1994, two years ahead of our original schedule.

  The Committee's assessment is that the Company, under the leadership of its CEO, and the initiatives and programs he put in place upon commencement of his employment in September 1991 and during 1992 and 1993, have produced significant improvements in Tenneco's overall performance including the factors set forth above which were specifically considered by the Committee in formulating his compensation.

  In 1993, the incentive award to the CEO was $1 million. The CEO also received for 1993 a $100,000 deferred compensation award under the Company's deferred compensation plan, which was also in accordance with his employment agreement. The size of this award is consistent with awards to other senior executives who are participants in this plan and reflects the Committee's judgment based on its evaluation of Mr. Walsh's contribution to the Company's 1993 operating results which are set out above.

  In 1993, the CEO received a grant of 17,500 shares of restricted stock and an option to purchase 25,000 shares of Common Stock. The size of the restricted stock award is consistent with awards given to other senior executives who are participants in this plan and reflects the Committee's judgment based on its evaluation of Mr. Walsh's contribution to the Company's 1993 operating results which are set out above.

  $1 Million Tax Limitation

  Effective in 1994, the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the CEO or a Named Executive who is still employed on the last day of the year; provided, however, "performance-based compensation" is excluded from this $1 million limitation.

  The Company desires both to compensate its executives adequately and to safeguard its tax deduction for compensation. Consequently, the 1994 Stock Ownership Plan, for which shareholder approval is sought at this 1994 Annual Meeting, subjects stock options, stock appreciation rights ("SARs"), stock equivalent units and performance unit grants to certain conditions designed to make the cash or stock that an executive receives under such awards "performance-based compensation"; however, restricted stock awards under that Plan will not qualify as "performance-based compensation" and will therefore be subject to the $1 million limitation.

  The 1994 Stock Ownership Plan limits the number of stock options and SARs that may be granted to any one participant. Also, the plan provides that covered executives may receive a bonus pursuant to performance unit grants only upon the attainment of the goals described above. The plan limits the number of stock equivalent units that may be granted to a participant in any one year, and it provides that the covered executives as determined by the Committee may earn the stock equivalent units only upon the attainment of such target levels of either earnings or shareholder return as may be specified by the Committee. The Compensation Committee has established the specific targets applicable to performance unit awards that may be made under the plan for 1994. Assuming that the 1994 Stock Ownership Plan is approved by the shareholders at this 1994 Annual Meeting, the cash or stock (except restricted stock awards) that the executives receive under this plan will be fully deductible by the Company for Federal income tax purposes. See the section of this proxy statement under the caption "Approval of the 1994 Tenneco Inc. Stock Ownership Plan", which describes the 1994 Stock Ownership Plan.

    Compensation and Benefits Committee

      Joseph J. Sisco--Chairman
      Mark Andrews
      B. K. Johnson
      John B. McCoy

PERFORMANCE GRAPHS

  The following performance graph compares the yearly percentage change in the Cumulative Total Return (as defined below for the following graph) on a share of Common Stock of the Company with (i) the Standard & Poor's 500 Stock Index; and (ii) an industry peer group index based on a combination of the six Standard & Poor's sub-indices described below.


           12/1988     12/1989     12/1990     12/1991     12/1992     12/1993
  ----------------------------------------------------------------------------

   Tenneco Inc.      100       134.35      108.44       77.01      103.95      140.06
  -----------------------------------------------------------------------------------
     S&P 500         100       131.69      127.60      166.47      179.15      197.21
  -----------------------------------------------------------------------------------
    Peer Group       100       124.32      107.31      128.90      136.17      175.92

  -------------------------------------------------------------------------

      BASE - DECEMBER 31, 1988 = 100
  ---------
  Notes:
  1. "Cumulative Total Return" on a share of Common Stock of the Company is measured by dividing (a) the sum of (i) the cumulative amount of dividends for the five years December 31, 1988, through December 31, 1993, (assuming the reinvestment of dividends over such period) and
     (ii) the difference between the price of a share of Common Stock of the Company at December 31, 1988, and December 31, 1993, by (b) the price of a share of such Common Stock at December 31, 1988.
  2. Based on the identifiable assets of each of the Company's six current business segments, adjusted in each case to exclude discontinued operations, the six Standard & Poor's sub-indices included in the combined industry peer group have been weighted as set forth below for the following years:
                                             (Notes continued on following page)

                                                   1988 1989 1990 1991 1992 1993
                                                   ---- ---- ---- ---- ---- ----
   Machinery--Diversified......................... 55%  57%  57%  54%  50%  45%
   Aerospace/Defense.............................. 10%  10%   9%   9%   9%   9%
   Natural Gas.................................... 18%  16%  15%  18%  21%  22%
   Auto Parts--Aftermarkets.......................  6%   6%   7%   6%   6%   8%
   Containers--Paper..............................  6%   6%   7%   8%   9%  11%
   Chemicals......................................  5%   5%   5%   5%   5%   5%

  3. The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

  As illustrated in the following chart, Tenneco's Cumulative Total Return (as defined below for the following graph) increased by 81.9% from December 31, 1991, to December 31, 1993, while, during the same period, the S&P 500 and Peer Group increased by 18.5% and 36.5%, respectively.




                         12/1991     12/1992     12/1993
                        --------------------------------

             Tenneco
               Inc.         100       134.98      181.87
                  --------------------------------------
             S&P 500        100       107.62      118.46
                  --------------------------------------
            Peer Group      100       105.48      136.53

                  ------------------------------------------

                           BASE - DECEMBER 31, 1991 = 100
  ---------
  Notes:
  1. "Cumulative Total Return" on a share of Common Stock of the Company is measured by dividing (a) the sum of (i) the cumulative amount of dividends for the two years

    December 31, 1991 through December 31, 1993 (assuming the reinvestment of dividends over such period) and (ii) the difference between the price of a share of Common Stock of the Company at December 31, 1991 and December 31, 1993 by (b) the price of a share of such Common Stock at December 31, 1991.
  2. Based on the identifiable assets of each of the Company's six current business segments, adjusted in each case to exclude discontinued operations, the six Standard & Poor's sub-indices included in the combined industry peer group have been weighted as set forth below for the following years:

                                                                  1991 1992 1993
                                                                  ---- ---- ----
      Machinery--Diversified..................................... 54%  50%  45%
      Aerospace/Defense..........................................  9%   9%   9%
      Natural Gas................................................ 18%  21%  22%
      Auto Parts--Aftermarkets...................................  6%   6%   8%
      Containers--Paper..........................................  8%   9%  11%
      Chemicals..................................................  5%   5%   5%

  3. The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company has an agreement with Mr. Walsh providing for his employment with the Company through September 30, 1995. During the term of his employment, the Company will pay Mr. Walsh a salary of not less than $900,000 per year (with such increases after January 1, 1993 as determined by the Compensation and Benefits Committee of the Board), and payments under the Company's Deferred Compensation Plan of not less than $100,000 during the term of his employment. Also, under the employment agreement, the Company has agreed that in the event Mr. Walsh's employment is terminated for any reason other than for cause, death, or permanent disability the Company will pay to Mr. Walsh an amount equal to two times his annual salary. Further, if such event occurs, all restrictions remaining on Restricted Shares or Restricted Units granted to him will lapse, all stock options will become immediately exercisable, and all amounts credited to his deferred compensation plan would be due and payable. In the event of Mr. Walsh's death prior to payment of all amounts due under this agreement, such amounts are to be paid to his estate or beneficiary, as so designated.

  The Company has an agreement with Mr. Mead for his employment with the Company providing for the payment to Mr. Mead of a salary of not less than $575,000 per year (with such increases after January 1, 1993 as determined by the Compensation and Benefits Committee of the Board). Also the Company has agreed that in the event Mr. Mead's employment is terminated for any reason other than for cause, death, or permanent disability the Company will pay to Mr. Mead an amount equal to three times his annual salary plus $300,000. In the event the Company terminates Mr. Mead for nonperformance of his duties prior to age 60, the Company will guarantee a payment to him of an amount equal to the full retirement benefit he would be entitled to at age 60 (including services with his prior employer and bonus included in the calculation of such benefit). In the event of Mr. Mead's death prior to retirement, all restrictions remaining on any outstanding awards under the Restricted Stock Plan will lapse and the shares distributed to his estate or his beneficiary, as so designated.

  As an inducement to Mr. Campbell to assume the position of President of Case Corporation on January 1, 1992, the Company reached an understanding (the "Prior Agreement") with Mr. Campbell regarding his compensation and related matters for the period from January 1, 1992, through December 31, 1994. The compensation received by Mr. Campbell during 1992 and 1993, which is reflected in this Proxy Statement, was paid in accordance with the Prior Agreement. Mr. Campbell chose to retire on March 31, 1994, and, in connection with his retirement, Case Corporation agreed to preserve for Mr. Campbell the economic benefits of the Prior Agreement as though his employment with Case Corporation had continued through December 31, 1994, as was contemplated by the Prior Agreement. Under such Agreement, Case Corporation agreed to make a cash payment to Mr. Campbell in April 1994 in the amount of $370,983, an amount equal to the base salary and matching contributions to the Thrift Plan that Mr. Campbell would have received during the period from April 1, 1994, through December 31, 1994, if he had not retired. Further, as contemplated by the Prior Agreement, Mr. Campbell received his 1994 award under the Executive Incentive Compensation Plan in the amount of $168,000; the full amount of his $25,000 1994 Deferred Compensation Award; and management of the Company recommended and the Compensation and Benefits Committee of the Board of Directors of the Company approved, an award to Mr. Campbell of 20,000 restricted shares of the Company's Common Stock under the Restricted Stock Plan, which vested effective on his retirement, in accordance with the terms of such plan. Case Corporation also agreed to pay Mr. Campbell supplemental retirement payments equal to the difference between the payments he will receive under the Tenneco Inc. Retirement Plan and the payments that he would have received under such plan if
(i) his employment had continued through December 31, 1994, and (ii) as contemplated by the Prior Agreement, the awards under the Executive Incentive Compensation Plan over the final five years of his employment were included in benefit calculations under such plan. Mr. Campbell will also receive financial and tax planning assistance through March 31, 1995, up to a maximum of $20,000 in any one calendar year.

  The Company has established a Benefits Protection Program (the "Program") to enable the Company to continue to attract, retain and motivate highly qualified employees by eliminating (to the maximum practicable extent) any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "Change-in-Control" of the Company (as such term is defined in the Program). The Program is designed to achieve this purpose through (i) the establishment of a severance plan for the benefit of certain employees whose employment is terminated by the Company or an affiliate (or, in the case of certain employees, is deemed to have been so terminated) without cause within two years following such Change-in-Control, (ii) the establishment of a trust fund designed to ensure the payment of benefits accrued under certain employee benefit plans, (iii) the amendment of certain employee benefit plans to ensure that, during a minimum specified period following the Change-in-Control, such plans continue in effect on a basis not less favorable to the employees than was the case immediately prior to the Change-in-Control, and (iv) the amendment of the Company's Retirement Plan to ensure that for a five-year period following the Change-in-Control "surplus assets" in such plan are utilized exclusively to satisfy benefit obligations to active and retired employees. Under the Program, Messrs. Walsh, Mead, Campbell and Chesebro would have become entitled to receive payments from the Company in the amount of $5,687,500, $3,312,500, $1,737,800, and $1,554,300, respectively, had their employment been terminated on December 31, 1993, without cause and after a Change-in-Control, and, in addition, restricted shares held in the name of such individuals under the Company's Key Employee Restricted Stock and Restricted Unit Plan would have automatically reverted to the Company and the Company would have been obliged to pay such individuals the fair market value thereof all as provided by such plan. Such severance payments are, however, subject to limitations set forth in the Program designed to ensure that all payments are fully deductible by the Company for federal corporate income tax purposes.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

  During 1993, the Company and its subsidiaries (i) paid the law firm of Jenner & Block, of which Mr. T.R. Tetzlaff, General Counsel of the Company, is a partner, approximately $7.6 million for legal services (pursuant to an agreement with the Company, Mr. Tetzlaff has agreed to devote whatever time is necessary to attend to the responsibilities of General Counsel of the Company, and will not receive from Jenner & Block any part of the fees paid by the Company to that firm during such period he serves as General Counsel) (ii) paid the firm of Eickhoff Economics, Inc., of which Ms. Eickhoff is a partner, approximately $149,000 for financial consulting services (which amount was greater than five percent of such firm's gross revenues during that year) and
(iii) paid to a subsidiary of Ameritech Corporation, of which Mr. Weiss is a director and an executive officer, approximately $122,000 for paging and computer leasing services. Additionally, during 1993 the Company engaged the firm of Lazard Freres & Co., of which Mr. Blumenthal is a Limited Partner, to provide investment banking services, and the Company proposes to engage such firm for similar services during the current fiscal year (the amount paid for these services did not exceed five percent of such firm's consolidated gross revenues for 1993).

  All such transactions discussed above were in the ordinary course of business.

  Transactions involving Messrs. McCoy and Andrews are set out below under the caption "Compensation Committee Interlocks and Insider Participation".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Andrews, Johnson, McCoy and Sisco are members of the Compensation and Benefits Committee of the Board of Directors. Mr. Walsh, during 1993 as CEO of the Company, was designated by the Company's By-Laws as an ex officio member of the Compensation and Benefits Committee (as well as all of the Board's Committees, except for the Executive Committee in which he is a member). As an ex officio member, he may attend meetings of such committee; however, he has no authority to vote for or against any action taken or contemplated to be taken by such committee and his attendance is for the sole purpose of providing information to the committee in order to assist the members in making informed decisions. Mr. Walsh did not participate in any deliberations of the Compensation and Benefits Committee relating to his compensation.

  During 1993, (i) the Company and its subsidiaries paid to a subsidiary of BANC ONE Corporation, of which Mr. McCoy is a director and an executive officer, approximately $276,000 in interest and fees in connection with a credit facility the Company maintains under an existing credit agreement (which includes forty-two other lenders) and for other general banking services; and
(ii) Mr. Andrews purchased agricultural machinery from an independent Case Corporation equipment dealership and financed $100,000 of the purchase price for such equipment through Case Credit Corporation (Case Corporation's financing subsidiary for such transactions) at 5.9% interest for a term of 60 months, maturing August 12, 1998.

  All such transactions discussed above involving Messrs. McCoy and Andrews were in the ordinary course of business.

               APPROVAL OF 1994 TENNECO INC. STOCK OWNERSHIP PLAN
                                    (ITEM 2)

          THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL

  On December 8, 1993, the Board of Directors of the Company unanimously adopted the 1994 Tenneco Inc. Stock Ownership Plan (the "1994 Stock Ownership Plan") subject to approval by the Company's stockholders at this 1994 Annual Meeting.

  A FULL COPY OF THE 1994 STOCK OWNERSHIP PLAN IS ATTACHED AS APPENDIX "A" TO THIS PROXY STATEMENT. ALTHOUGH THE MAJOR FEATURES OF THE 1994 STOCK OWNERSHIP PLAN ARE SUMMARIZED BELOW, THIS IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE 1994 STOCK OWNERSHIP PLAN. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE 1994 STOCK OWNERSHIP PLAN.

  PURPOSE. The purpose of the plan is to promote the long-term success of the Company and its subsidiaries for the benefit of the Company's stockholders by encouraging its officers and employees to have meaningful investments in the Company so that, as stockholders themselves, those individuals will be more likely to represent the views and interests of other stockholders and by providing incentives to such officers and key employees for continued services. The Company believes that the possibility of participation under the 1994 Stock Ownership Plan will provide this group of officers and employees an incentive to perform more effectively and will assist the Company and its subsidiaries in attracting and retaining people of outstanding training, experience and ability. In this regard, the Company intends to broaden the base of participants from approximately 650 officers and key employees participating under the current Restricted Stock Plan to approximately 2,400 under the 1994 Stock Ownership Plan.

  TERM. The 1994 Stock Ownership Plan was adopted effective as of December 8, 1993, subject to stockholder approval at this Annual Meeting, for a term to expire on December 31, 1998.

  ADMINISTRATION. The 1994 Stock Ownership Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee"), which has exclusive authority to make awards under the 1994 Stock Ownership Plan and all interpretations and determinations affecting the 1994 Stock Ownership Plan. No member of the Committee is eligible to participate in the 1994 Stock Ownership Plan.

  PARTICIPATION. Participation in the 1994 Stock Ownership Plan is limited to officers and key employees of the Company and its subsidiaries who are selected from time to time by the Committee. Participants in the 1994 Stock Ownership Plan are also eligible to participate in other incentive plans of the Company.

  SHARES AVAILABLE FOR AWARDS. 8,400,000 shares of Common Stock (approximately 4.9% of the issued and outstanding Common Stock) are available for issuance under the 1994 Stock Ownership Plan, subject to adjustment as described below. Such shares may consist in whole or in part of authorized and unissued shares of Common Stock, treasury shares, or shares held by the Tenneco Inc. Stock Employee Compensation Trust. With respect to the unexercised portion of any lapsed, forfeited or cancelled Awards, such shares will not again be available for distribution in connection with future Awards to participants subject to
Section 16 of the Exchange Act.

  The 1994 Stock Ownership Plan provides that no more than 3 million shares may be used for Incentive Stock Options and 2.5 million shares may be used for Restricted Stock Awards, subject to adjustment as described below.

  CASH AWARDS. The 1994 Stock Ownership Plan allows the Committee to Award Stock Equivalent Units, Dividend Equivalent Units, Stock Appreciation Rights and Performance Units to be exercisable for or settled in cash. Such Awards, which may be redeemed or exercised only on a fixed date or dates not less than six months after the date of such Award or incident to retirement, death, or Total Disability, coincident with termination of employment, are not included in this limitation.

  AWARDS. The 1994 Stock Ownership Plan permits grants of any or all of the following types of Awards: (i) Options, including Incentive Stock Options ("ISOs"), Non-Qualified Stock Options, Qualified Stock Options, and Reload Stock Options; (ii) Stock Appreciation Rights ("SARs"); (iii) Restricted Stock;
(iv) Stock Equivalent Units; (v) Dividend Equivalents; and (vi) Performance Units. All Awards will be evidenced by an Award Agreement, which sets out the details, terms, conditions and limitations applicable to such Award. Under the terms of the 1994 Stock Ownership Plan, no Award may vest in less than six months from the Award Date, except in the event of retirement, death or Total Disability.

  STOCK OPTIONS. The 1994 Stock Ownership Plan provides that the Option Price pursuant to which Common Stock may be purchased will be not less than 100% of the fair market value of the Company's Common Stock on the date the Stock Option is awarded. The term of each Option will be fixed by the Committee and evidenced in an Award Agreement. Payment of the Option Price may be made in cash, check, through the delivery of shares of Common Stock ("Owned Shares") having a fair market value on the exercise date equal to the Option Price or such other method as may be permitted by the Committee.

  The Committee may award Reload Stock Options in conjunction with any stock option awarded under the 1994 Stock Ownership Plan or otherwise. A Reload Stock Option is an option to purchase shares equal to the number of shares of Common Stock delivered in payment of the option price for a stock option and is deemed to be granted upon such delivery without further action by the Committee. Reload Stock Options are subject to all of the terms and conditions of Stock Options generally, except that their term ends upon termination of the Stock Options with respect to which they are granted.

  STOCK APPRECIATION RIGHTS. The Committee may award SARs either free standing as an additional right (the "Additional Right SAR") or in conjunction with any other Award as an alternative right (the "Alternative Right SAR"). The exercise of an Award granted in conjunction with an Alternative Right SAR terminates the Alternative Right SAR to the extent of the shares or share equivalents acquired upon exercise of the Award. Conversely, the exercise of an Alternative Right SAR terminates the associated Award to the extent of the shares or share equivalents with respect to which such right is exercised. The exercise of an Additional Right SAR has no effect on the exercisability of any other Award and the exercise of any other Award has no effect on the exercisability of an Additional Right SAR.

  Upon the exercise of an SAR, the participant will receive the excess of the Fair Market Value of a share of Common Stock on the Settlement Date over the Award Price. The Award Price for: (i) Additional Right SARs is 100% of the Fair Market Value of a share of Common Stock on the date the SAR was awarded; and
(ii) Alternative Right SARs is 100% of the Fair Market Value of a share of Common Stock on the date such other Award was made. For purposes of the limitation on the aggregate number of shares of Common Stock which may be issued under the 1994 Stock Ownership Plan, only the number of shares actually issued in connection with the exercise of an SAR will be considered.

  RESTRICTED STOCK. The Committee may make Awards of Restricted Stock on such terms, conditions and restrictions (which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit, or company performance) as it determines. Such terms and conditions may include the manner in which such Restricted Stock is held, the extent to which the holder of such shares has rights of a stockholder and the circumstances under which such shares will be forfeited. None of the shares subject to a Restricted Stock Award may be assigned, transferred, pledged or sold by the Participant until the termination or earlier lapse of restrictions relating thereto.

  The Company's ability to take a Federal income tax deduction with respect to Restricted Stock Awards made to "Covered Employees" as defined in Section 162 of the Code will be subject to limitation, as discussed below under the caption "Tax Aspects of the 1994 Stock Ownership Plan".

  STOCK EQUIVALENT UNITS. The Committee may make Awards of Stock Equivalent Units on such terms, conditions and restrictions (which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit, or Company performance) as it determines. Such terms and conditions may include the manner in which such Stock Equivalent units are held and the circumstances under which such units will be forfeited. A Stock Equivalent Unit is an Award unit having a value equivalent to the Fair Market Value of one share of Common Stock, the value of which fluctuates with that of the Common Stock from which such unit derives its value.

  The Committee intends, during each year of the plan, to establish performance criteria associated with grants of Stock Equivalent Units to participants who may be "covered employees", as such term is defined in Section 162 of the Code, which are intended to qualify under such section with regard to preserving the Company's tax deduction for certain compensation paid in excess of $1 million, as discussed below under the heading "Tax Aspects of the 1994 Stock Ownership Plan".

  DIVIDEND EQUIVALENTS. The Committee may provide in the Award Agreement that Awards accrue Dividend Equivalents that shall accrue and be payable, subject to any additional conditions or limitations imposed by the Committee, in the amount of and at such times as dividends are paid by the Company on shares of Common Stock.

  PERFORMANCE UNITS. The Committee may make Awards of Performance Units, which are based on the attainment over a specified period of individual performance targets or on parameters, including but not limited to, earnings per share, total shareholder return, return on stockholders' equity, and cumulative return on net assets employed.

  The Committee intends, during each year of the plan, to establish performance criteria associated with grants of Performance Units to participants who may be "covered employees", as such term is defined in Section 162 of the Code, which are intended to qualify under such section with regard to preserving the Company's tax deduction for certain compensation paid in excess of $1 million, as discussed below under the heading "Tax Aspects of the 1994 Stock Ownership Plan".

  SETTLEMENT OF AWARDS. At the Committee's discretion, Awards may be settled in cash, shares of Common Stock, other awards, or in combinations thereof. The Committee may also require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares of Common Stock. The Committee may determine the manner in which federal, state or local tax withholding obligations of the Company will be satisfied including, but not limited to, the reduction in the amount of stock or cash to be delivered or paid to the Participant or reimbursement by the Participant in cash or with shares of Common Stock (rounded up to the next full share), at the Fair Market Value on the Settlement Date.

  TAX ASPECTS OF THE 1994 STOCK OWNERSHIP PLAN.

  $1 MILLION LIMITATION ON DEDUCTIBILITY. The performance goals established for awards of Performance Units and Stock Equivalent Units are intended to qualify such Awards as "performance-based compensation" as defined in Section 162 of the Code in order to preserve tax deductions by the Company with respect to any such compensation in excess of $1 million paid to "Covered Employees", i.e., the Company's Chief Executive Officer and the four highest compensated executive officers of the Company or those individuals deemed to be executive officers of the Company (other than the Chief Executive Officer) and who are officers on the last day of the year in question.

  The material terms of the performance goals applicable to Performance Units are as follows: (i) the individuals eligible to receive compensation through Performance Units are senior executives of the Company or a subsidiary or division thereof, although the specific performance goals described herein are applicable only to awards made to individuals who the Compensation Committee has determined are or are likely to become persons whose compensation might be subject to the rules of Code Section 162(m); (ii) the business criteria on which performance goals will be based will be the attainment of certain levels of either earnings per share from continuing operations or shareholder return (stock price plus dividends), which goals may be set in the alternative; and
(iii) the maximum amount of compensation that may be paid under Performance Units to any one individual with respect to any one year will be $2,000,000.

  The material terms of the performance goals applicable to Stock Equivalent Units are as follows: (i) the individuals eligible to receive compensation through Stock Equivalent Units are senior executives of the Company or a subsidiary or division thereof, although the specific performance goals described herein are applicable only to awards made to individuals who the Compensation Committee has determined are or are likely to become persons whose compensation might be subject to the rules of Code Section 162(m); (ii) the business criteria on which performance goals will be based will be the attainment of certain levels of either earnings or shareholder return (stock price plus dividends), which goals may be set in the alternative; and (iii) the maximum amount of compensation that may be paid under Stock Equivalent Units to any one individual with respect to any one year may not exceed 100,000 units.

  To qualify stock options and SARs as "performance-based compensation" for Federal Income Tax purposes, the Plan limits the total number of shares of Common Stock subject to stock options and underlying SARs awarded to any one participant during the period from December 8, 1993, through December 31, 1998, to 10% of the number of shares authorized under the Plan.

  Awards of Restricted Stock to Covered Employees will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under Section 162 of the Code.

  FEDERAL INCOME TAX CONSEQUENCES. The rules governing the tax treatment of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Equivalent Units, Dividend Equivalents and Performance Units are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws.

  Incentive Stock Options. With respect to ISOs, generally, the participant will recognize no taxable gain or loss when the ISO is granted or exercised, and upon exercise, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the participant's alternative minimum tax.

  If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant will recognize any gain or loss realized upon such sale as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the Holding Periods, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the Holding Period and the amount realized upon sale is less than the grant price, such difference will be a capital loss to the participant.

  Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, generally, the participant will recognize no taxable income at the time of grant. Upon exercise of a Non-Qualified Stock Option, the participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The participant will recognize as a capital gain or loss any profit or loss realized on the sale or exchange of any shares disposed of or sold. The Company will be entitled to deduct an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

  Reload Stock Options. The participant recognizes no income on the grant of a Reload Stock Option. The tax consequences to the participant and the Company are the same as that for a Non-Qualified Stock Option.

  Stock Appreciation Rights. Upon the grant of an SAR, the participant realizes no taxable income and the Company receives no deduction. The participant realizes income at the time of exercise, if the award becomes vested and is no longer subject to forfeiture and the participant is entitled to receive the value of the award. The Company receives a deduction of the same amount in the same year the participant recognizes income.

  Restricted Stock. A participant granted shares of Restricted Stock is not required to include the value of such shares in income until the first time such participant's rights in the shares are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under Code (S) 83(b) to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will generally be entitled to a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income. However, the deduction with respect to Awards of Restricted Stock to Covered Employees will be subject to the $1 million limitation under Code Section 162.

  Stock Equivalent Units. A participant granted Stock Equivalent Units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

  Dividend Equivalents. A participant granted Dividend Equivalents recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

  Performance Units. A participant granted Performance Units recognizes income in the amount of the award of those units when they vest and are no longer subject to forfeiture and he is entitled to receive the value of the award. The Company receives a deduction for the same amount in the year that income is recognized by the participant.

  STOCKHOLDER APPROVAL. The affirmative vote of the holders of a majority of the shares present, in person or by Proxy, and authorized to vote on this proposal is required to approve the 1994 Stock Ownership Plan, which includes performance goals discussed above under the caption "Tax Aspects of the 1994 Stock Ownership Plan".

  PLAN AWARDS. In December 1993 and January 1994, the Committee granted Restricted Stock and Stock Option Awards pursuant to the Plan, subject to approval of the Plan by the Company's stockholders at this 1994 Annual Meeting. Awards made to the Company's Chief Executive Officer, the other executive officers and all other employees of the Company, are reflected in the following table.

                       1994 TENNECO INC. STOCK OWNERSHIP

                                              RESTRICTED STOCK       STOCK
                                           -----------------------  OPTIONS
NAME AND POSITION                          DOLLAR VALUE(1) SHARES  SHARES(2)
- -----------------                          --------------- ------- ---------
Michael H. Walsh..........................   $   944,625    16,500   125,000
 Chairman of the
 Board and Chief
 Executive Officer
Dana G. Mead..............................   $   687,000    12,000   150,000
 President and Chief
 Operating Officer
Theodore R. Tetzlaff......................   $   858,750    15,000    16,000
 General Counsel
Stephen D. Chesebro'......................   $   257,625     4,500    16,000
 President and Chief
 Operating Officer of
 Tenneco Gas, Inc.
All Executive Officers as a Group.........   $ 4,532,482    79,170   411,745
All other Employees.......................   $14,087,500   246,070 1,352,625

- ---------
(1) On January 31, 1994, the average of the high and low sale price of the Company's Common Stock on the New York Stock Exchange Composite Tape was $57.25 per share.
(2) The options reported in this column consist of Non-Qualified Options (as defined by the 1994 Stock Ownership Plan) to acquire shares of the Company's Common Stock. The options will become exercisable at the rate of one-third per year on January 11 of 1995, 1996, and 1997, respectively, except for options to acquire 25,000 shares of stock granted to Mr. Walsh and options to acquire 50,000 shares of stock granted to Mr. Mead during 1993, which will become exercisable at the rate of one-third per year on December 8 of 1994, 1995, and 1996, respectively. All option grants during 1993 were made at $48.688 per share and 1994 were made at $53.938, which is equal to 100% of the fair market value (as defined in the plan) on the date of grant. These options were granted with a reload feature that provides the grantee who uses previously owned shares of Common Stock to pay the option exercise price with an automatic reload option equal to the number of such shares. All reload options are granted at 100% of the fair market value (as defined in the plan) on the date of the original option exercise; they become exercisable six months from the date of grant and expire coincident with the original options. Grantees are limited to 10 reload options for the options granted in 1993 and 1994, respectively; however, the automatic grant of such reload options is limited to twice during any one year period.

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 3)

          THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL

  Financial statements of the Company and its consolidated subsidiaries are included in the Company's Annual Report furnished to all stockholders. Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Arthur Andersen & Co. as independent public accountants for the Company to examine its consolidated financial statements for the year 1994 and has determined that it would be desirable to request that the stockholders approve such appointment. If the stockholders should not approve such appointment, the Audit Committee and the Board would reconsider the appointment. Arthur Andersen & Co. also acted as the Company's principal accountants for the fiscal year ended December 31, 1993. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS
                                    (ITEM 4)

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSALS 1 AND 2

  The Company has been informed that the following stockholders intend to submit proposals for action at the Annual Meeting: Stockholder Proposal 1 was submitted by the Women's Division of the General Board of Global Ministries of the United Methodist Church, 475 Riverside Drive, New York, New York 10115; and The Retirement Plans for Employees of the Sisters of Mercy of the Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, Michigan 48331-3221. Stockholder Proposal 2 was submitted by The New York City Teachers' Retirement System, c/o Comptroller of the City of New York, Trustee, 1 Centre Street, New York, New York 10007-2341.

  The affirmative vote of the holders of a majority of the shares present, in person or by Proxy, and authorized to vote on such proposal is required to approve Stockholder Proposal 1 and Stockholder Proposal 2, respectively. The Board of Directors is opposed to these proposals.

STOCKHOLDER PROPOSAL 1.

  "WHEREAS WE BELIEVE:

  "The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

  "Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

  "Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

  "AND WHEREAS:

  "The Coalition for Environmentally Responsible Economies (CERES)--which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts--consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles--including the Sun Company, a Fortune-500 company--to demonstrate their commitment to public environmental accountability.

  "In endorsing the CERES Principles, a company commits to work toward:

  1. Protection of the biosphere              6. Safe products and services
  2. Sustainable use of natural resources     7. Environmental restoration
  3. Waste reduction & disposal               8. Informing the public
  4. Energy Conservation                      9. Management commitment
  5. Risk Reduction                          10. Audits and reports

  "The full test of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927.

  "Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

  "We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

  "RESOLVED: Shareholders request the Company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact.

                             "SUPPORTING STATEMENT

  "We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

  "We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact."

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL NUMBER 1

  This Proposal is substantially the same as one that was defeated at the 1992 and 1993 Annual Stockholders' Meetings by over 88% and 90%, respectively, and the Company continues to oppose such Proposal.

  The Proposal seeks to have the Company adopt the CERES Principles as its environmental goals. The Board believes that the Company currently has active programs that address its environmental responsibilities and therefore the implementation of the CERES Principles would not provide significantly greater environmental oversight or protection than now exists, would result in additional costs and administrative burden, as well as increased exposure of the Company's assets to claims, litigation and related costs due to the inherent ambiguity and vagueness of the CERES Principles. The CERES Principles also provide for reporting policies which the Board believes to be inappropriate.

  In recognition of our stockholders' interest in the Company maintaining environmental goals and achievement records that may be measured against its performance objectives and internationally established principles and performance standards, the Company recently adopted the International Chamber of Commerce (the "ICC") Business Charter for Substainable Development:
Principles for Environmental Management. The ICC Principles provide recognized global standards by which the Company can measure and improve its performance corporate-wide. This is a voluntary business initiative under the sponsorship of the ICC.

  The first of the 16 ICC Principles for Environmental Management deal with making environmental management a corporate priority and establishing policies, programs and practices for conducting operations in an environmentally sound manner. The second and third principles call for integrating these fully into the Company's business and continually improving them. The next nine principles provide broad guidelines for policies, programs and practices. The final four principles address the broader social responsibility of the corporation to transfer technology, contribute to initiatives that will enhance environmental awareness and protection, foster communication with employees and the public, and provide appropriate information to the stockholders and the public on the Company's environmental compliance performance.

  Through this action, the Company joins more than 1,000 other signatories to the ICC Principles for Environmental Management, including 36 of the Fortune 50 multinational companies. The adoption of ICC Principles underscores the depth of the Company's environmental commitment to achieve world class status in this area of operations. It also adds another step to those already taken to strengthen the Company's commitment.

  Set forth in the Company's 1993 Annual Report to Stockholders (which has been provided to you) is information concerning environmentally related matters affecting the Company, including pending litigation. The Company does not believe that the ultimate resolution of those environmentally related matters will have a material adverse effect upon its consolidated financial condition or results of operations.

  Accordingly, it is recommended that stockholders vote AGAINST this Proposal.

STOCKHOLDER PROPOSAL 2.

  "WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

  "WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which to the extent allowed, shall have certain designated authority, and

  "WHEREAS, we believe that there must be a link between corporate performance and executive compensation, and that it is important that our company's executive compensation structure become more closely tied to performance, and

  "WHEREAS, we believe that directors independent of management are best qualified to act in the interests of shareholders and can take steps necessary to evaluate management performance, establish executive compensation and establish a better relationship between company performance and executive pay, NOW THEREFORE BE IT

  "RESOLVED, that the shareholders request the company establish a Compensation Committee to evaluate and establish executive compensation. The Committee shall be composed solely of independent directors and shall have access to outside advice, such as, but not restricted to, compensation consultants.

  "For these purposes, an independent director is one who: (1) has not been employed by the Company or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) does not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; (7) has not had any business relationship that would be required to be disclosed under Regulation S-K. Also, to the extent possible within the standards stated above, no individual shall serve on the Committee in the year preceding the expiration of that individual's terms as a director.

                             "STATEMENT OF SUPPORT

  "As long-term shareholders we are concerned about our company's prospects for profitable growth. This is intended to address the issue of pay vs. performance and to provide shareholders with an independent committee which will represent their interests. We urge you to vote FOR this proposal."

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL NUMBER 2

  The Board is in agreement that the members of the Company's Compensation Committee should be independent. However, the Board believes that the Proposal's definition of "independent director" is far too restrictive and inappropriate.

  The corporate By-Laws require the Company to maintain an independent compensation committee (the "Compensation Committee") consisting of at least four members, none of whom may be officers of the Company or any of its subsidiaries. Further, the Board of Directors has established a Nominating and Management Development Committee that is charged with the responsibility, among other things, to ensure the independence of the members of the Compensation Committee. The Nominating and Management Development Committee reviews the function and composition of the Compensation Committee and recommends candidates for appointment by the full Board. In addition, the By-Laws appoint the Chief Executive Officer (the "CEO") of the Company as an ex officio member of all of the Board's committees (except for the Executive Committee of which the CEO is a member). As an ex officio member, the CEO may attend meetings of these committees; however, the CEO has no authority to vote for or against any action taken or contemplated to be taken by such committees, and his attendance is for the sole purpose of providing information to the committees to assist the members in making informed decisions. The CEO does not participate in any deliberations of the Compensation Committee relating to his compensation.

  The Company, through its six major operating divisions, does business world-wide with numerous major corporations and to arbitrarily exclude persons of integrity and competence who would not be available to serve under the definition provided in this Proposal would be too restrictive. For example, the majority of the Company's outside directors are associated with major corporations with which the Company may have transactions from time to time in the ordinary course of business (see the discussion above under the caption "Transactions with Management and Others"). This proposal would arbitrarily exclude experienced, qualified and independent persons from service on the Compensation Committee simply because the Company may do business with one of these companies. Accordingly, the Board believes that the Proposal would needlessly restrict the Company from including highly qualified individuals whose advice and counsel would otherwise benefit the Company and its stockholders.

  The Board therefore recommends a vote AGAINST this Proposal.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTE

  The Company's By-Laws require a majority of the shares authorized to vote at the Annual Meeting of Stockholders be present, in person or by Proxy, to establish a quorum. Shares abstaining with regard to a matter to be presented to the stockholders constitute part of the quorum present with respect to such matter; however, shares for which voting power has been withheld, such as broker non-votes, do not constitute part of the quorum present with respect to such matter. Consequently, the number of shares representing the quorum present for the meeting may be greater than the shares present for action on a particular proposal.

                       SOLICITATION OF PROXIES AND VOTING

  A proxy may be revoked by notice in writing to the Secretary at any time prior to the exercise thereof.

  The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses. Georgeson & Co. Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $25,000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  Any proposal to be presented by a stockholder at the Company's 1995 Annual Meeting of Stockholders must be received by the Company by December 2, 1994, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

                                                      KARL A. STEWART
                                                Vice President and Secretary

                              ------------------

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO KARL A. STEWART, VICE PRESIDENT AND SECRETARY, TENNECO INC., P.O. BOX 2511, HOUSTON, TEXAS 77252-2511.

                                                                    APPENDIX "A"

                     1994 TENNECO INC. STOCK OWNERSHIP PLAN

1. PURPOSE

  The purpose of the Plan is to promote the long-term success of the Tenneco Companies for the benefit of the Company's shareholders by encouraging its officers and key employees to have meaningful investments in the Company so that, as stockholders themselves, those individuals will be more likely to represent the views and interests of other stockholders and by providing incentives to such officers and key employees for continued service. The Company believes that the possibility of participation under the Plan will provide this group of officers and employees an incentive to perform more effectively and will assist the Company and the Tenneco Companies in attracting and retaining people of outstanding training, experience and ability.

2. DEFINITIONS

  "Authorized Plan Shares" has the meaning set forth in Section 6(a).

  "Award" means an award or grant made to a Participant under Section 8.

  "Award Agreement" means the agreement provided in connection with an Award under Section 12.

  "Award Date" means the date that an Award is made, as specified in an Award Agreement.

  "Board of Directors" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

  "Company" means Tenneco Inc.

  "Committee" means the Compensation and Benefits Committee of the Board of Directors, or any successor committee thereto.

  "Common Stock" means the Company's common stock, $5 par value per share.

  "Covered Employees" shall have the meaning specified in Section 162(m)(3) of the Code.

  "Dividend Equivalent" means an amount equal to the amount of the cash dividends that are declared and become payable after the Award Date for the Award to which it relates and on or before the Settlement Date for such Award.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" on any date means the average of the highest and the lowest sales prices of a share of Common Stock on the Composite Tape for such date, as reported by the National Quotation Bureau Incorporated; provided that if (i) no sales of Common Stock are included on the Composite Tape for such date, or (ii) in the opinion of the Committee, the sales of Common Stock on such date are insufficient to constitute a representative market, then the Fair Market Value of a share of Common Stock on such date shall be deemed to be the average of the highest and lowest prices of a share of Common Stock as reported on said Composite Tape for the next preceding day on which (x) sales of Common Stock are included and (y) the circumstances described in this clause (ii) do not exist.

  "ISO" means any Stock Option designated in an Award Agreement as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

  "Non-Qualified Stock Option" means any Stock Option that is not an ISO or a Qualified Stock Option.

  "Option Price" means the purchase price of one share of Common Stock under a Stock Option.

  "Participant" means an employee or officer of a Tenneco Company who has been selected by the Committee to receive an Award under the Plan.

  "Performance Unit" means an Award denominated in cash, the amount of which may be based on performance of the Participant or of Tenneco Inc. or of any subsidiary or division thereof.

  "Plan" means this 1994 Tenneco Inc. Stock Ownership Plan, as amended from time to time.

  "Qualified Stock Option" means any Stock Option, other than an ISO, that qualifies for favorable tax treatment under any section or sections of the Code.

  "Reload Stock Option" means a Stock Option (i) that is awarded, either automatically in accordance with the terms of an Award Agreement in which one or more other Awards are made or by separate Award, upon the exercise of a stock option granted under this Plan or otherwise where the option price is paid by the option holder by delivery of shares of Common Stock on the Settlement Date for such exercise and (ii) that entitles such holder to purchase the number of shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Stock on such Settlement Date.

  "Restricted Stock" means shares of Common Stock subject to restrictions and conditions pursuant to Section 8(c).

  "Rule 16b-3" means Regulation (S) 240.16b-3 of the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act, as such Rule became effective May 1, 1991, as it may be amended after December 8, 1993.

  "Settlement Date" means, (i) with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Common Stock are to be delivered to the Participant and the Option Price therefor paid, (ii) with respect to any SARs that have been exercised, the date or dates upon which a cash payment is to be made to the Participant, or in the case of SARs that are to be settled in shares of Common Stock, the date or dates upon which such shares are to be delivered to the Participant, (iii) with respect to Performance Units, the date or dates upon which cash or shares of Common Stock are to be delivered to the Participant, (iv) with respect to Dividend Equivalents, the date upon which payment thereof is to be made, and (v) with respect to Stock Equivalent Units, the date upon which payment thereof is to be made, in each case, determined in accordance with the terms of the Award Agreement under which any such Award was made.

  "Stock Appreciation Right" or "SAR" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the excess of

    (i) the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over

    (ii) the Fair Market Value of one share of Common Stock on the Award Date or any other higher amount specified in the Award Agreement.

  "Stock Equivalent Unit" means an Award that entitles the Participant to receive on the Settlement Date an amount equal to the Fair Market Value of one share of Common Stock on such date.

  "Stock Option" or "Option" means any right to purchase shares of Common Stock (including a Reload Stock Option) awarded pursuant to Section 8(a).

  "Tenneco Company" means the Company, any stock corporation of which a majority of the capital stock generally entitled to vote for directors is owned directly or indirectly by the Company, and any other company designated as such by the Committee, but only during the period of such ownership or designation.

3. TERM

  The Plan shall be effective as of December 8, 1993, subject to approval by the Company's Stockholders, and shall remain in effect through December 31, 1998. After termination of the Plan, no further Awards may be granted other than Reload Stock Options granted in accordance with Award Agreements existing as of December 31, 1998, but outstanding Awards shall remain effective in accordance with their terms and the terms of the Plan.

4. PLAN ADMINISTRATION

  (a) The Committee shall be responsible for administering the Plan.

    (i) Composition of the Committee. The Committee shall be comprised of two or more members of the Board of Directors, all of whom shall be "disinterested persons" as defined in Rule 16b-3 and "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder.

    (ii) Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for benefits and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such power shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Section 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company or its affiliates operate.

    (iii) Delegation. The Committee may delegate to one or more of its members or to one or more agents or advisors such non-discretionary administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

  (b) The Committee may employ attorneys, consultants, accountants and other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.

5. ELIGIBILITY

  Awards will be limited to persons who are officers or key employees of the Tenneco Companies. In determining the persons to whom Awards shall be made, the Committee shall, in its discretion, take into account the nature of the person's duties, past and potential contributions to the success of the Tenneco Companies and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Company or a Tenneco Company who is not also an officer or employee shall not be eligible to receive an Award. A person who has received an Award or Awards may receive an additional Award or Awards. For purposes of this Section 5, the terms "employee" and "officer" shall also include any former employee or former officer of a Tenneco Company eligible to receive a replacement award as contemplated in the third sentence of Section 8.

6. AUTHORIZED AWARDS; LIMITATIONS

  (a) Except for adjustments pursuant to Section 7, the maximum number of shares of Common Stock that shall be available for issuance under the Plan (the "Authorized Plan Shares") shall be 8,400,000 (approximately 4.9% of the issued and outstanding shares of Common Stock on the effective date of the Plan).

  (b) Except for adjustments pursuant to Section 7, in no event (i) shall more than 3.0 million of the Authorized Plan Shares be available for issuance pursuant to the exercise of ISOs awarded under the Plan; and (ii) shall more than 2.5 million of the Authorized Plan Shares be available for issuance pursuant to Restricted Stock Awards.

  (c) (i) Determinations as to the number of Authorized Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules or procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof as have been made, or may be made from time to time, by courts of competent jurisdiction or the Securities and Exchange Commission or the staff of such Commission to the end that all persons subject to Section 16 of the Exchange Act shall be entitled to the fullest extent possible to the exemption provided by Rule 16b-3.

  (ii) If an Award expires unexercised or is forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited Award shall not again be made subject to an Award Agreement to Participants who are subject to Section 16 of the Exchange Act if any Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including without limitation, the receipt of dividend payments but excluding (i) the right to vote such shares and (ii) the accumulation of dividends or Dividend Equivalents which also are forfeited.

  (d) Common Stock that may be issued under the Plan may be either authorized and unissued shares, or issued shares that have been reacquired by the Company and that are being held as treasury shares, or shares held by the Tenneco Inc. Stock Employee Compensation Trust. No fractional shares of Common Stock shall be issued under the Plan; provided, however, that cash, in an amount equal to the Fair Market Value of a fractional share of Common Stock as of the Settlement Date of the Award, shall be paid in lieu of any fractional shares in the settlement of Awards payable in shares of Common Stock.

  (e) In no event shall the number of shares of Common Stock subject to Stock Options plus the number of shares underlying SARs awarded to any one Participant during the period from December 8, 1993, through December 31, 1998, exceed 10% of the Authorized Plan Shares. In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Code
Section 162 and the regulations promulgated thereunder.

7. ADJUSTMENTS AND REORGANIZATIONS

  The Committee may make such adjustments to Awards granted under the Plan (including the terms, exercise price and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company's share price, or share status, provided that any such actions are consistently and equitably applied to all affected Participants; provided, that, notwithstanding any other provision hereof, insofar as any Award is subject to performance goals established to qualify payments thereunder as "performance-based compensation" as described in Section 162(m) of the Code, the Committee shall have no power to adjust such Awards other than (i) negative discretion and (ii) the power to adjust Awards for corporate transactions, in either case to the extent permissible under regulations interpreting Code Section 162(m).

  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of shares subject to outstanding Awards and any other terms of outstanding Awards shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Awards.

8. AWARDS

  The Committee shall determine the type and amount of any Award to be made to any Participant; provided, however, that, except as provided in paragraph (g), no Award granted pursuant to this Plan shall vest in less than six months after the date the Award is granted. Awards may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee benefit or compensation plan of the Tenneco Companies, including any such employee benefit or compensation plan of any acquired entity.

  (a) Stock Options.

    (i) Grants. Stock Options (including Reload Stock Options) granted under this Plan may be any of the following:

      (1) an ISO,

      (2) a Non-Qualified Stock Option, or

      (3) a Qualified Stock Option.

    The Committee may grant any Participant one or more ISOs, Non-Qualified Stock Options, Qualified Stock Options, or all three types of Stock Options, in each case with or without SARs or Reload Stock Options or any other form of Award. Stock Options granted pursuant to this Plan shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such Stock Option.

    (ii) Option Price. The Option Price of a Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Award Date; provided, however, that in the case of a Stock Option granted retroactively in tandem with or as a substitution for another Award, the Option Price shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of such other Award; and provided further that in any case ISOs shall have a price equal to 100% of the Fair Market Value of a share of Common Stock on the Award Date.

    (iii) ISOs. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority awarded under the Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any ISO under Section 422 of the Code.

    An ISO shall not be granted to an individual who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the employing Tenneco Company or of its parent or any subsidiary corporation.

    The aggregate Fair Market Value, determined on the Award Date, of the shares of Common Stock or other stock with respect to which one or more ISOs (or other "incentive stock options," within the meaning of Subsection
  (b) of Section 422 of the Code, under all other stock option plans of the Participant's employing Tenneco Company and its parent and subsidiary corporations) granted on or after January 1, 1987, that are exercisable for the first time by the Participant during any particular calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

    (iv) Manner of Payment of Option Price. The Option Price shall be paid in full at the time of the exercise of the Stock Option and may be paid in any of the following methods or combinations thereof:

      (A) In United States dollars in cash, check, bank draft or money order payable to the order of the Company;

      (B) By the delivery of shares of Common Stock having an aggregate Fair Market Value on the date of such exercise equal to the Option Price;

      (C) In any other manner that the Committee shall approve, including without limitation any arrangement that the Committee may establish to enable Participants to simultaneously exercise Stock Options and sell the shares of Common Stock acquired thereby and apply the proceeds to the payment of the Option Price therefor.

    (v) Reload Stock Options. The Committee may award Reload Stock Options to any Participant either in combination with other Awards or in separate Award Agreements that grant Reload Stock Options upon exercise of outstanding stock options granted under this Plan or otherwise.

  (b) Stock Appreciation Rights.

    (i) Grants. The Committee may award any Participant SARs, which shall be subject to such additional terms, conditions, or restrictions as may be provided in the Award Agreement relating to such SAR Award, including any limits on aggregate appreciation. SARs may be settled in Common Stock or cash or both.

    (ii) Award Price. The Award Price per share of Common Stock of a SAR shall be fixed in the Award Agreement and shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of the award; provided, however, that in the case of a SAR awarded retroactively in tandem with or as a substitution for another Award, the Award Price per share of a SAR shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of such other Award.

    (iii) Distribution of SARs. SARs shall be exercisable in accordance with the conditions and procedures set out in the Award Agreement relating to such SAR Award.

  (c) Restricted Stock. The Committee may award Restricted Stock to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance.

  (d) Stock Equivalent Units. The Committee may award Stock Equivalent Units to any Participant. All or part of any Stock Equivalent Units Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance that may include but shall not be limited to, earnings per share, net profits, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Stock Equivalent Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such manner as shall permit it to qualify as "performance-based compensation" as described in
Section 162(m)(4)(C) of the Code. It is specifically provided that the material terms of such performance goals for Participants who, in the judgment of the Committee, may be Covered Employees, shall, until changed by the Committee with the approval of the shareholders, be as follows: (i) the business criteria on which performance goals shall be based shall be the attainment of such target levels of either earnings or shareholder return as may be specified by the Committee; and (ii) the maximum number of Stock Equivalent Units that may be granted to any Participant in any one calendar year shall not exceed 100,000.

  (e) Dividend Equivalents. The Committee may provide in any Award Agreement in which Stock Equivalent Units are awarded that such Stock Equivalent Units may accrue Dividend Equivalents. In lieu of awarding Dividend Equivalents, the Committee may provide for automatic awards of additional Stock Equivalent Units on each date that cash dividends are paid on the Common Stock in an amount equal to (i) the product of the dividend per share on the Common Stock times the total number of Stock Equivalent Units then held by the Participant, divided by (ii) the Fair Market Value of the Common Stock on the dividend payment date.

  (f) Performance Units. Performance Units shall be based on attainment over a specified period of individual performance targets or on other parameters that may include but shall not be limited to, earnings per share, total shareholder return, cash flow, return on shareholders' equity, and cumulative return on net assets employed. Performance Units may be settled in Common Stock or cash or both. Without limiting the generality of the foregoing, it is intended that the Committee shall establish performance goals applicable to Performance Units granted to Participants who, in the judgment of the Committee, may be Covered Employees in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. It is specifically provided that the material terms of such performance goals for Participants who, in the judgment of the Committee, may be Covered Employees, shall, until changed by the Committee with the approval of the shareholders, be as follows: (i) the business criteria on which the performance goals shall be based shall be the attainment of such target levels of either earnings per share from continuing operations or total shareholder return as may be specified by the Committee; and (ii) the maximum amount of compensation that may be paid to any one Participant with respect to any one year shall be $2,000,000.

  (g) The Committee may also, in its sole discretion, shorten or terminate the restricted period or waive any other conditions for the lapse of restrictions with respect to all or any portion of any Award. Notwithstanding the foregoing, all restricted periods shall terminate and the Awards shall be fully vested with respect to any Participant upon the Participant's Retirement, death, or Total Disability, coincident with termination of employment with Tenneco Companies. For purposes of this Section 8:

  "Retirement" means the Participant's termination of employment with the Tenneco Companies at a time when, under the Tenneco Inc. Retirement Plan or under any other retirement plan that is maintained by a Tenneco Company and that is determined by the Committee to be the functional equivalent of the Tenneco Inc. Retirement Plan, the Participant is eligible to receive an immediately payable normal retirement benefit, or, if approved by the Committee, the Participant is eligible to receive an immediately payable early retirement benefit under such plans; and

  "Total Disability" means the permanent inability of the Participant, which is a result of accident or sickness, to perform such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience and which results in the termination of the Participant's employment with any Tenneco Company.

9. DIVIDENDS

  The Committee may provide in the appropriate Award Agreement that dividends on Restricted Stock may be paid currently in cash or credited to a Participant's account for subsequent distribution as determined by the Committee. The Award Agreement may provide for the reinvestment of dividends paid on Restricted Stock in shares of Common Stock.

10. DEFERRALS AND SETTLEMENTS

  Settlement of Awards may be in the form of cash, Common Stock, other Awards, or in combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may also require or permit Participants to defer the issuance or vesting of shares or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements denominated in shares.

11. TRANSFERABILITY AND BENEFICIARIES

  No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act, or the rules thereunder unless otherwise determined by the Committee.

12. AWARD AGREEMENTS

  Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, which may include the term of an Award (except that (i) except as provided in Section 8(g), no Award shall vest in less than six months after the date the Award is granted and (ii) in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the Participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award.

13. AMENDMENTS; COMPLIANCE WITH RULE 16B-3

  The Committee may suspend, terminate, or amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that, without the approval of the Company's shareholders, no such amendment shall be made for which shareholder approval is necessary to comply with any applicable tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16b of the Exchange Act.

14. TAX WITHHOLDING

  The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock, as of the Settlement Date of the applicable Award.

15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS

  Unless otherwise specifically determined by the Committee, settlements of Awards received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. UNFUNDED PLAN

  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. FUTURE RIGHTS

  No person shall have any claim or right to be granted an award under the Plan, and no Participant shall have any right under the Plan to be retained in the employment of the Company or its affiliates.

18. GOVERNING LAW

  The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

19. SUCCESSORS AND ASSIGNS

  The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

20. RIGHTS AS A SHAREHOLDER

  Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

NOTICE OF ANNUAL
MEETING AND
PROXY STATEMENT
- -------------------------------------------------------------------------------

ANNUAL MEETING
OF STOCKHOLDERS
MAY 10, 1994

TENNECO INC
P.O. Box 2511 HOUSTON, TEXAS 77252-2511

[LOGO OF TENNECO APPEARS HERE]

                                   P R O X Y


                                  TENNECO INC
                                                  [LOGO OF TENNECO APPEARS HERE]

                  ANNUAL MEETING OF STOCKHOLDERS MAY 10, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint D. G. MEAD, P. T. FLAWN and K. A. STEWART, and any of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Inc. held of record by the undersigned at the close of business on March 18, 1994 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Inc. to be held at 10:30 a.m., May 10, 1994, in the La Salle Ballroom of the Doubletree Hotel, Allen Center, 400 Dallas Street, Houston, Texas, or at any adjournment thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

  Election of Directors Nominees:

     Mark Andrews
     W. Michael Blumenthal
     Belton K. Johnson
     William L. Weiss

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.



   Please mark
 X your votes                                                      2000
   as in
   this example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3
AND AGAINST ITEM 4.
- -------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A             THE BOARD OF DIRECTORS
 VOTE FOR ITEMS 1, 2 AND 3.                         RECOMMENDS A VOTE
                                                AGAINST BOTH STOCKHOLDER
                                                   PROPOSALS (ITEM 4).
- --------------------------------------------------------------------------------

 1. Election of   FOR  WITHHELD          4. Stockholder   FOR  AGAINST  ABSTAIN
    Directors.    / /    / /                Proposal 1--  / /    / /      / /
    (see reverse)                            Approval of
    For, except vote withheld from          Proposal
    the following nominee(s):               concerning
                                            endorsement
     -----------------                      of the CERES
                                            Principles.
 2. Approval of   FOR  AGAINST  ABSTAIN
    1994 Tenneco  / /    / /      / /       Stockholder   FOR  AGAINST  ABSTAIN
    Inc. Stock                              Proposal 2--  / /    / /      / /
    Ownership                               Approval of
    Plan.                                   Proposal
                                            concerning
 3. Approval of   FOR  AGAINST  ABSTAIN     modification
    Independent   / /    / /      / /       of
    Accountants.                            Compensation
                                            Committee.


                                            5. In the discretion of the Proxies
                                               named herein, the Proxies are
                                               authorized to vote upon other
                                               matters as may properly come
                                               before the meeting.


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  SIGNATURE                                                           DATE

TENNECO INC
                   [Tenneco address appears here]    [Tenneco logo appears here]


                                                                   April 1, 1994

Dear Benefit Plan Participant:

  The Annual Meeting of Stockholders of Tenneco Inc. is scheduled to be held in Houston, Texas, at 10:30 a.m., on Tuesday, May 10, 1994. A copy of the Notice and Proxy Statement, which is being sent to all registered stockholders in connection with the Annual Meeting is enclosed for your information.

  Also enclosed with this letter is a form of proxy card which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Inc. Stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

  If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for Directors named in the Proxy Statement, FOR approval of the 1994 Tenneco Inc. Stock Ownership Plan, FOR the approval of the appointment of Arthur Andersen & Co. as the Company's independent public accountants for the year 1994, AGAINST the Stockholder Proposals, and as recommended by Management on all other matters to be considered at the Annual Meeting.

  If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

  YOUR VOTE IS IMPORTANT. PLEASE SEND YOUR EXECUTED FORM OF PROXY CARD WITH YOUR VOTING INSTRUCTIONS AT YOUR EARLIEST OPPORTUNITY. For your convenience, a return envelope is enclosed.

                                            YOUR BENEFITS COMMITTEE

PHOTOGRAPHS OF DIRECTORS APPEAR ON TX]2, TX]3, TX]4 AND TX]5.